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                                                                   EXHIBIT 23.4


                        INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion and incorporation by reference in this Registration Statement of SafeNet Corporation on Form S-4 of our report dated February 8, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern uncertainty) on the financial statements of Cylink Corporation appearing in the Annual Report on Form 10-K of Cylink Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                       /s/ Deloitte & Touche LLP


San Jose, California
December 26, 2002.